UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 29, 2016

HAWAIIAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(Address of principal executive offices, including zip code)

(808) 835-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2016, Zac S. Hirzel informed Hawaiian Holdings, Inc. (the “Company”) that he will resign as a member of the Company’s Board of Directors (the “Board”), effective March 1, 2016. Mr. Hirzel’s decision did not relate to any disagreement with the Company. A copy of the press release announcing Mr. Hirzel’s resignation is attached hereto as Exhibit 99.1.

As a result of the vacancy created by Mr. Hirzel’s departure, the Board intends to appoint Richard N. Zwern to the Company’s Audit Committee.

Additionally, the Board intends to nominate Earl E. Fry to stand for election to the Board at the 2016 Annual Meeting of Stockholders of the Company (the “Annual Meeting”). Upon election, the Board intends to appoint Mr. Fry to the Audit Committee so that following the Annual Meeting, the Audit Committee will be comprised of Earl E. Fry, Randall L. Jenson and Richard N. Zwern.

Current directors Gregory S. Anderson and Tomoyuki Moriizumi will not stand for re-election as directors of the Company following the Annual Meeting. In light of this, the Board has decreased the authorized size of the Board from eleven (11) members to nine (9), effective as of immediately prior to the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated March 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Date: March 1, 2016	By:	/s/ Aaron J. Alter
Name: Aaron J. Alter Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

99.1	Press Release dated March 1, 2016.